UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 14, 2005

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

☐ Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

     On August 31, 2005, Daniels Sharpsmart, an Illinois company, filed suit against Becton, Dickinson and Company (“BD”), another manufacturer and three group purchasing organizations in the United States District Court in Texarkana, Texas (505CV169). The plaintiff alleges, among other things, that BD and the other defendants conspired to exclude the plaintiff from the sharps-collection market by entering into long-term contracts in violation of federal and state antitrust laws. The plaintiff seeks money damages in an as yet undisclosed amount.

     On September 6, 2005, SAJ Distributors, Inc., an Arkansas company, filed a purported class action lawsuit against BD in the United States District Court in Philadelphia, Pennsylvania (2:05-CV-04763-JD). The complaint alleges that BD violated federal antitrust laws, resulting in the charging of higher prices for certain BD products to plaintiff and other purported class members. This complaint is similar to the complaint filed in March 2005 against BD in Federal Court in Newark, New Jersey by Louisiana Wholesale Drug Company, in that it is brought on behalf of direct purchasers such as distributors. The plaintiff seeks money damages in an as yet undisclosed amount.

     BD believes it has meritorious defenses to these claims and intends to defend these lawsuits vigorously.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By: /s/ Dean J. Paranicas
Dean J. Paranicas Vice President, Corporate Secretary and Public Policy

Date: September 14, 2005